Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin Gillespie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of First Harvest Corp. on Form 10-K for the fiscal year ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of First Harvest Corp.

	By:	/s/ KEVIN GILLESPIE
Date: June 30, 2017	Name:	Kevin Gillespie
	Title:	Chief Executive Officer (Principal Executive Officer, Principal Financial Kevin Gillespie Officer and Principal Accounting Officer)